VSB BANCORP, INC.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, Eastern Time, on April 27, 2020.

Online
Go to **www.investorvote.com/VSBN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/VSBN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

VSB Bancorp, Inc. 1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger and approve the merger of VSB Bancorp, Inc. with and into Northfield Bancorp, Inc.	☐	☐	☐
2. To approve one or more adjournments of the special meeting to solicit additional proxies if there are not sufficient votes to adopt the Agreement and Plan of Merger and approve the merger	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/VSBN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — VSB Bancorp, Inc.

Notice of 2020 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – April 28, 2020

Joan Nerlino Caddell and Dr. Carlos Perez, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of VSB Bancorp, Inc. to be held on April 28, 2020, at 5:00 p.m. or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies. If no such directions are indicated, the Proxies will have authority to vote **FOR Proposals 1 and 2.** In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT: The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐